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                                                                   EXHIBIT 10.27

                        (Confidential Portions Omitted)


                                AMENDMENT TO THE
                          LICENSED PUBLISHER AGREEMENT

AMENDMENT, dated as of April 1, 2000 ("Amendment") between Sony Computer Entertainment America Inc., located at 919 E. Hillsdale Boulevard, Foster City, CA 94404 ("SCEA") and Bay Area Multimedia, located at 333 West Santa Clara Street, Suite 930, San Jose, CA 95113 ("Publisher") to the Licensed Publisher Agreement dated as of February 2, 2000 between SCEA and Publisher (the "Agreement" or "LPA"). Capitalized terms used herein and not defined shall have the meanings attributed to them in the LPA.

WHEREAS, SCEA has recently announced changes to the royalty structure for Licensed Products for the Player;

WHEREAS, SCEA desires to amend the LPA to effectuate these royalty changes upon execution of the Amendment, in addition to making various other changes to SCEA's Third Party program;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Publisher and SCEA hereby agree to amend the LPA as follows:

1. Effective upon execution hereof, the following Definition is hereby amended and restated in its entirety:

     1.16 "Licensed Products" means the Executable Software (which may be combined with Executable Software of two or more Licensed Developers), which shall consist of one product developed for the Player per Unit, in final form developed exclusively for the Player. Publisher shall have no right to package or bundle more than one product developed for the Player in a single Unit unless separately agreed with SCEA.

2. Effective upon execution hereof, the following new Definition is hereby incorporated into the LPA:

     1.39 "Wholesale Price" or "WSP" shall mean the greater of (i) the first published priced of the Licensed Product offered to retailers by Publisher as evidenced by a sell sheet or price list issued by Publisher, or (ii) the actual price paid by resellers upon the first commercial shipment of a Licensed Product without offsets, rebates or deductions from invoices of any kind.

3. Effective upon execution hereof, the following sentence is hereby added to the end of Section 4.3:

     Notwithstanding the foregoing, Publisher shall not distribute or transmit Product Software which is intended to be used with the Player via electronic means or any other means now known or hereafter devised, including without limitation, via wireless, cable, fiber optic means, telephone lines, microwaves and/or radio waves, or other network of computers or other devices, except as otherwise permitted in Section 4.2 herein.

4. Effective upon execution hereof, the following sentence is hereby added to the end of Section 7.1.4:

     SCEA reserves the right to insert, or to require Publisher to insert, certain Printed Materials relating to the Player or Licensed Trademarks into each Unit of Licensed Products.

5. Effective upon execution hereof, the following new Section 8.8 is hereby incorporated into the LPA:

     8.8 PlayStation Website. All Licensed Publisher shall be required to provide Product Identification for a web page for each of its Licensed Products for display on the PlayStation promotional


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website, or other website or websites as may be operated by SCEA from time to time in connection with the promotion of the PlayStation brand. Specifications for Product Information for such web pages shall be as provided in the SourceBook. Publisher shall provide SCEA with such Product Information for each Licensed Product upon submission of Printed Materials to SCEA for approval in accordance with Section A6 herein. Publisher shall also provide updates to such web page in a timely manner as required by SCEA in updates to the SourceBook. In addition, Publisher shall use its best efforts to provide Product Information for web pages for Publisher's Licensed Products released from the launch of the Player to the date of execution hereof within sixty (60) days of either execution of this Amendment or receipt of specifications provided separately by SCEA for the integration of such web page, whichever occurs later. In the event that Publisher is unable to provide Product Information for previously released Licensed Products within the time frame set forth above, then SCEA may create Product Information relating to such previously released Licensed Products and provide it to Publisher for approval. Failure of Publisher to approve such web pages within ten (10) days after receipt thereof will be deemed approval.

6. Effective upon execution hereof, Section 15.4 of the LPA is hereby amended and restated in the entirety to read as follows:

     15.4 Options of SCEA in Lieu of Termination. As alternatives to terminating this Agreement or a particular Licensed Product as set forth in Sections 15.2 and 15.3 above, SCEA may, at its option and upon written notice to Publisher, take the following actions in lieu of terminating this Agreement. In the event that SCEA elects either of these options, Publisher may terminate this Agreement upon written notice to SCEA rather than allowing SCEA to exercise these options. Election of these options by SCEA shall not constitute a waiver of or compromise with respect to any of SCEA's rights under this Agreement and SCEA may elect to terminate this Agreement with respect to any breach.

     15.4.1 Suspension of Agreement. SCEA may suspend this Agreement, entirely or with respect to a particular Licensed Product or program, for a set period of time which shall be specified in writing to Publisher upon the occurrence of any breach of this Agreement.

     15.4.2 Liquidated Damages. Whereas a minor breach of any of the events set out below may not warrant termination of this Agreement, but will cause SCEA damages in amounts difficult to quantify, SCEA may require Publisher to pay liquidated damages of [*] per event, as follows:

     (i) Failure to submit Advertising Materials to SCEA for approval (including any required resubmissions);

     (ii) Broadcasting or publishing Advertising Materials without receiving the final approval or consent of SCEA;

     (iii) Failure to make SCEA's requested revisions to Advertising
Materials; or

     (iv) Failure to comply with the SourceBook, Manufacturing Specifications or Guidelines which relates in any way to use of Licensed Trademarks.

Liquidated damages shall be invoiced separately or on Publisher's next invoice for Licensed Products. SCEA reserves the right to terminate this Agreement for breach in lieu of seeking liquidated damages or in the event that liquidated damages are unpaid.

7. Effective upon execution hereof, Exhibit A, Section A of the Agreement is hereby amended and restated in its entirety to read as follows:

     A.  Applicable Royalties on Licensed Products.


*  Confidential portion omitted and filed separately with the Commission.



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 1.   Initial Orders. Publishing shall pay SCEA, either directly or through its designee, a per title royalty in United States dollars for each Unit of the Licensed Products initially released after execution of the Amendment based on the initial Wholesale Price of the Licensed Products, as follows:

--------------------------------------------------------------------------------
                        Wholesale Price            Per Title Royalty
--------------------------------------------------------------------------------

[*]                 $[*] to $[*]                   $[*]
--------------------------------------------------------------------------------
[*]                 $[*] to $[*]                   $[*]
--------------------------------------------------------------------------------
[*]                 $[*] to $[*]                   $[*]
--------------------------------------------------------------------------------
[*]                 $[*] to $[*]                   $[*]
--------------------------------------------------------------------------------
[*]                     $[*] +                      [*]
--------------------------------------------------------------------------------

     In the absence of satisfactory evidence to support the WSP, the royalty rate that shall apply will be [*] per Unit. For purposes of this Amendment, Units of Licensed Products shall be considered "released" when Units first begin to chip from a Designated Manufacturing Facility.

     2. Reorders and Other Programs. Royalties on Licensed Products initially released prior to execution of this Amendment shall be [*] per Unit. Royalties on additional orders to manufacture a specific Licensed Product shall be the royalty determined by the initial Wholesale Price as reported by Publisher for the Licensed Product regardless of the wholesale price of the Licensed Product at the time of reorder, except in the event that the Wholesale Price increases for such Licensed Product, in which case the royalty shall be adjusted upwards to reflect the higher Wholesale Price. Licensed Products qualifying for SCEA's "Greatest Hits" programs or other programs offered by SCEA shall be subject to the royalties applicable for such programs.

     3. Payment. At the time of placing an order to manufacture a Licensed Product, Publisher shall submit to SCEA an accurate accounting statement setting out the number of Units of Licensed Product to be manufactured, projected initial wholesale price, applicable royalty, and total amount due SCEA. In addition, Publisher shall submit to SCEA prior to placing the initial order for each Licensed Product a separate certification, in the form provided by SCEA in the SourceBook, signed by officers of Publisher that certifies that the Wholesale Price provided to SCEA is accurate and attaching such documentation supporting the WSP as requested by SCEA. The accounting statement due hereunder shall be subject to the audit and accounting provisions set forth below.

     4. Audit Provisions. Publisher shall keep full, complete, and accurate books of accounts and records covering all transactions relating to this Agreement. Publisher shall preserve such books of account, records, documents, and material for a period of twenty-four (24) months after the expiration or earlier termination of this Agreement. Acceptance by SCEA of an accounting statement, purchase order, or payment hereunder will not preclude SCEA from challenging or questioning the accuracy thereof at a later time. In the event that SCEA reasonably believes that the Wholesale Price provided by Publisher with respect to any Licensed Product is not accurate, SCEA shall be entitled to request additional documentation from Publisher to support the listed Wholesale Price for such Licensed Product. In addition, during the Term and for a period of two (2) years thereafter upon the giving of reasonable written notice to Publisher, representatives of SCEA shall have access to, and the right to make copies and summaries of, such portions of all of Publisher's books and records as pertain to the Licensed Products and any payments due or credits received hereunder. In the event that such inspection reveals an under-reporting of any payment due to SCEA, Publisher shall immediately pay SCEA such amount. In the event that any audit conducted by SCEA reveals that Publisher has under-reported any payment due to SCEA hereunder by five percent (5%) or more for that audit period, then in addition to the payment of the appropriate amount due to SCEA


*  Confidential portion omitted and filed separately with the Commission.

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Publisher shall reimburse SCEA for all reasonable audit costs for that audit and any and all collection costs to recover the unpaid amount.

8. Effective upon execution hereof, Exhibit A, Section C is hereby amended and restated in its entirety to read as follows:

     3. The Hit Title Rebate may not be used in connection with any royalty reduction program of SCEA in effect from time to time, including but not limited to any "Greatest Hits" program, nor shall a Hit Title Rebate be taken on a Third Party Demo Disc program or any promotional program of SCEA or on Licensed Products that qualify for the [*].

9. Except as specifically amended hereby, the LPA shall remain in full force and effect and is hereby ratified and confirmed in all respects. This Amendment shall be governed by and construed in accordance with the laws of the State of California.


SONY COMPUTER ENTERTAINMENT               BAY AREA MULTIMEDIA
AMERICA INC.


By: /s/ Phil Harrison                     By: /s/ Ray Musci
   ------------------------                  ---------------------
   Phil Harrison                          Name:  Ray Musci
   Vice President                         Title: President
   Third Party Relations and              Date:  2-25-00
   Research and Development
   July 28, 2000
   NOT A VALID AGREEMENT UNTIL            BOTH PARTIES
   EXECUTED BY BOTH PARTIES


*  Confidential portion omitted and filed separately with the Commission.

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